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                                                                    EXHIBIT 10.3















                       AGREEMENT RE ENVIRONMENTAL MATTERS



                                      AMONG



                               301 INDUSTRIAL LLC
                                 301 HOLDING LLC
                     COMMUNICATIONS & POWER INDUSTRIES, INC.
                          VARIAN MEDICAL SYSTEMS, INC.
                          PALO ALTO MEDICAL FOUNDATION



                                 JUNE ___, 2004
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                                TABLE OF CONTENTS

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I.      SUBJECT MATTER......................................................      2

        A.    The Property..................................................      2

        B.    Insurance Policy..............................................      2

II.     TERM OF AGREEMENT...................................................      2

        A.    Term..........................................................      2

        B.    Termination...................................................      2

III.    301'S RESPONSIBILITIES..............................................      2

        A.    Purchase Agreement............................................      2

        B.    Insurance Policy..............................................      2

        C.    RWQCB Approvals...............................................      3

            1.    No Further Action Letter..................................      3

            2.    Institutional and Engineering Controls....................      3

        D.    Closure of CPI Facility.......................................      4

        E.    CPI's Evacuation from the Property............................      4

        F.    Demolition Contractor.........................................      4

        G.    RAP Contractor................................................      4

        H.    Other Professionals...........................................      4

        I.    General Performance Requirements..............................      5

        J.    Performance of Demolition and Remediation.....................      5

        K.    Costs of Enforcement of Insurance Policy......................      5

        L.    Loan from PAMF................................................      5

        M.    Monitoring by the Parties.....................................      5

        N.    Groundwater...................................................      6

        O.    No Transfer, Development or Use until Completion of RAP.......      6

        P.    30 Year Development Restriction...............................      6

        Q.    Environmental Response Actions................................      6

        R.    New Development...............................................      6

        S.    Transfer of the Property......................................      6

        T.    Provide Information...........................................      7

        U.    Payment of Commission on Insurance Policy.....................      8
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                                TABLE OF CONTENTS


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        V.    Retention of Records..........................................      8

        W.    Commutation Account...........................................      8

        X.    Membership Interests..........................................      8

        Y.    Existence.....................................................      8

IV.     301 HOLDING'S RESPONSIBILITIES......................................      8

V.      CPI'S RESPONSIBILITIES..............................................      9

        A.    Purchase Agreement............................................      9

        B.    Assignment of Purchase Agreement..............................      9

        C.    Cease Operations..............................................      9

        D.    Remove Personal Property......................................      9

        E.    Closure of Facilities.........................................      9

        F.    Access to 301.................................................      9

        G.    Memorandum re Acknowledgement.................................     10

        H.    Termination of Pre-existing Restrictions......................     10

        I.    Intercreditor Agreement.......................................     10

        J.    New Contamination.............................................     10

VI.     VARIAN'S RESPONSIBILITIES...........................................     10

        A.    Termination of Pre-existing Restrictions......................     10

        B.    Closure of Monitoring Wells...................................     10

        C.    Intercreditor Agreement.......................................     11

VII.    PAMF'S RESPONSIBILITIES.............................................     11

        A.    Purchase Agreement............................................     11

        B.    Assignment of Purchase Agreement..............................     11

        C.    Loan to 301...................................................     11

        D.    Acquisition of the Property...................................     11

        E.    Development Proposals.........................................     12

        F.    Intercreditor Agreement.......................................     12

VIII.   RELATIONSHIP OF THE PARTIES.........................................     12

        A.    No Agency.....................................................     12

        B.    Limited Contact with RWQCB....................................     12
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                                TABLE OF CONTENTS


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        C.    No Transfer of Rights Under Varian Agreements.................     12

IX.     NON-DISCLOSURE/NEWS RELEASE.........................................     13

        A.    Information...................................................     13

        B.    Terms of Agreement............................................     13

        C.    Disclosure....................................................     13

        D.    News Release..................................................     13

X.      TIME................................................................     13

XI.     INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE..........................     14

XII.    FURTHER ACTIONS.....................................................     14

XIII.   ASSIGNMENT..........................................................     14

XIV.    MUTUAL REPRESENTATIONS & WARRANTIES.................................     14

        A.    Solvency......................................................     14

        B.    Authority.....................................................     14

        C.    No Conflict...................................................     14

        D.    No Migration..................................................     14

        E.    Insurance Policy Application..................................     15

        F.    No Reliance...................................................     15

XV.     RELEASES............................................................     15

        A.    By 301 and PAMF...............................................     15

        B.    By CPI and Varian.............................................     16

        C.    By PAMF, Varian and CPI.......................................     16

        D.    Waiver of Section 1542........................................     16

        E.    Limitation of Releases........................................     17

XVI.    GOVERNING LAW.......................................................     17

XVII.   ARBITRATION.........................................................     17

        A.    Dispute.......................................................     17

        B.    Notice and Offer..............................................     17

        C.    Provisional Relief............................................     17

        D.    Proceeding....................................................     17

XVIII.  FORCE MAJEURE.......................................................     20
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                                TABLE OF CONTENTS


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XIX.    TERMINATION.........................................................     20

XX.     NOTICES.............................................................     20

XXI.    WAIVER..............................................................     22

XXII.   SEVERABILITY........................................................     22

XXIII.  BENEFIT OF COUNSEL/ INTERPRETATION..................................     22

XXIV.   HEADINGS............................................................     22

XXV.    VARIAN STOCK SALE AGREEMENT/VARIAN SITE ACCESS AGREEMENT............     22

XXVI.   ENTIRE AGREEMENT....................................................     22
XXVII.  COUNTERPARTS; FACSIMILE SIGNATURES..................................     23

XXVIII. NO OBLIGATIONS TO THIRD PARTIES.....................................     23
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                       AGREEMENT RE ENVIRONMENTAL MATTERS


      THIS AGREEMENT RE ENVIRONMENTAL MATTERS ("AGREEMENT") is dated June 18, 2004 for reference purposes and entered into by and between 301 INDUSTRIAL LLC ("301"), a limited liability company organized and existing under the laws of the State of California, with its principal office at 3629 Grand Avenue, Oakland, California 94610; between 301 HOLDING LLC ("301 HOLDING"), a limited liability company organized and existing under the laws of the State of California, with its principal office at 3629 Grand Avenue, Oakland, California 94610, COMMUNICATIONS & POWER INDUSTRIES, INC. ("CPI"), a corporation organized and existing under the laws of the State of Delaware, with its principal office at 811 Hansen Way, Palo Alto, California 94303, as successor in interest by merger to Communications & Power Industries Holding Corporation; VARIAN MEDICAL SYSTEMS, INC. ("VARIAN"), a corporation organized and existing under the laws of the State of Delaware, with its principal office at 3100 Hansen Way, Palo Alto, California 94304; and PALO ALTO MEDICAL FOUNDATION ("PAMF"), a non-profit public benefit corporation organized and existing under the laws of the State of California, with its principal office at 795 El Camino Road, Palo Alto, California 94301. 301, 301 Holding, PAMF, CPI, and Varian may be referred to herein collectively as the "PARTIES" and individually as a "PARTY".

      WHEREAS, PAMF and CPI previously entered into an Agreement of Purchase and Sale dated February 7, 2003, as amended ("PURCHASE AGREEMENT"), whereby PAMF would acquire the real property located at 301 Industrial Road, San Carlos, California (the "PROPERTY") on the terms and conditions therein with the intention to develop a new hospital and medical facilities on the Property. The Property is currently owned by CPI and was formerly owned by Varian. The Property has been operated for at least 40 years as a manufacturing facility. Over time, soil and groundwater at the Property have become contaminated by various chemical compounds. CPI and Varian have previously entered into agreements addressing their respective ongoing obligations to each other relating to the Property. After discussion among the Parties, the Parties have decided that in order to facilitate PAMF's redevelopment plans and address CPI's and Varian's concerns related thereto, the Parties will enter into this Agreement to establish their respective rights and responsibilities with regard to environmental matters relating to the Property.

      WHEREAS, to facilitate PAMF's proposed construction and operation of a hospital and medical facilities on the Property, 301 Holding has formed and will maintain 301 as a single asset special purpose limited liability company wholly owned by 301 Holding, to take title to and conduct the necessary investigation and remediation of the Property under regulatory oversight of the Regional Water Quality Control Board for the San Francisco Bay Region (the "RWQCB") to agreed upon standards for unrestricted use and to obtain an insurance policy negotiated jointly by the Parties to insure against the risks associated with the environmental condition of the Property and 301 Holding will guarantee the performance of 301 under this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual obligations herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

I.      SUBJECT MATTER

       A. The Property. The "PROPERTY" is that certain real estate located at 301 Industrial Road, San Carlos, California, and further described in Appendix I A.

      B. Insurance Policy. The "INSURANCE POLICY" is that certain "Environmental Protection Program" Blended Finite Risk Pollution Policy issued simultaneously with the Parties' entry into this Agreement by American Insured Surplus Lines Insurance Company ("INSURER"), a wholly owned subsidiary of American International Group, Inc. ("AIG"), policy number ______________ with a thirty
(30) year pollution legal liability term and a $30 million aggregate limit and providing the coverages specified therein, including without limitation coverage for defense costs, cleanup costs, property damage and bodily injury claims, and changes in regulatory requirements, and provision for a commutation account, a copy of which is attached hereto as Appendix I B and hereby approved in form and content by the Parties. AIG has given a support agreement evidencing AIG's guarantee of the insurer's obligations under the Insurance Policy, which is attached as part of Appendix I B.

II.     TERM OF AGREEMENT

      A. Term. This Agreement shall be effective as of the last date of signature by all Parties ("EFFECTIVE DATE").

      B. Termination. Section XIX of this Agreement provides for the termination of certain obligations hereunder and the termination of those obligations shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such termination.

III.    301'S RESPONSIBILITIES

      301 agrees to, at its cost:

      A. Purchase Agreement. Accept assignment from PAMF of the Purchase Agreement upon execution of the Ninth Amendment to Agreement of Purchase and Sale, which has or will incorporate the applicable terms of this Agreement. The Purchase Agreement, as amended by the Ninth Amendment to Agreement of Purchase and Sale, shall be referred to hereafter as the Purchase Agreement. The form of such Assignment is attached hereto as Appendix III A.

      B. Insurance Policy. Purchase (simultaneously with the execution of this Agreement), be the first named insured, and service and enforce the Insurance Policy for the benefit of the Parties, including without limitation timely tendering and, if necessary and appropriate, litigating, on behalf of the Parties (or any applicable Party, as the case may be) any and all claims arising under or covered by the Insurance Policy. The costs of enforcement of the Insurance Policy shall be borne by 301, except that the cost of any deductibles shall be borne by the Parties, as described in Section III K below. Notwithstanding this provision, any named insured under the Insurance Policy may seek enforcement of the Insurance Policy directly, at its cost. The Insurance Policy shall not be commuted without the written consent of all Parties, except as provided in Section III W below.

      C.    RWQCB Approvals.

            1. No Further Action Letter. Within five (5) business days after the Effective Date of this Agreement, commence, and thereafter pursue diligently, negotiations with the RWQCB and use commercially reasonable best efforts to (1) obtain the RWQCB's timely approval of the Remedial Action Plan dated June 16, 2004 prepared by Northgate and previously approved by the Parties ("RAP") and attached as Appendix III C-1, which includes the closure of existing monitoring wells located on the Property; (2) enter into and perform a prospective purchaser agreement with the RWQCB on the terms set forth in the form of prospective purchaser agreement attached as Appendix III C-2, as may be modified with the agreement (not to be unreasonably withheld) of all Parties ("FINALLY APPROVED PPA"); and (3) following completion of the "FINALLY APPROVED RAP" (as defined in Section III.O) pursuant to the finally approved PPA, obtain a written acknowledgement from the RWQCB that no further environmental response actions, including institutional controls (including deed restrictions) and/or engineering controls, is necessary on the Property to allow for "Unrestricted Uses" of the Property ("NO FURTHER ACTION Letter"). "UNRESTRICTED USES" in this Agreement shall mean and include residential housing, children facilities (e.g., daycare, K-12 schools, preschools, playgrounds), elderly facilities (e.g., nursing homes; hospices; convalescent homes; senior centers; assisted living facilities), places of worship, hotels, motels, hospitals, skilled nursing facilities, medical facilities, and similar sensitive receptors. For all purposes under this Agreement, "Unrestricted Uses" shall exclude commercial, manufacturing, industrial, retail and office uses. The RAP is predicated upon the requirement and agreement among the Parties that the environmental response actions defined or provided therein, when performed, will result in remediation of the Property to a condition that allows the Property to be used for Unrestricted Uses without the need for institutional controls (including deed restrictions) and/or engineering controls.

            2. Institutional and Engineering Controls. After 301 completes performance of the finally approved RAP (including if necessary, as determined by 301, access to the cost cap coverage portion of the Insurance Policy) and requests the RWQCB to issue a No Further Action Letter, if the RWQCB indicates that it will not issue a No Further Action Letter unless 301 implements and maintains institutional controls (including deed restrictions) and/or engineering controls at the Property, and if, at that time, 301 has not expended all funds in the commutation account, 301, in consultation with the RWQCB, shall undertake such additional environmental response actions at the Property as are reasonable under the circumstances and as can be implemented without incurring costs greater than the remaining balance in the commutation account to eliminate without use of institutional controls (including deed restrictions) and/or engineering controls, in so far as possible, the environmental conditions that formed the basis for the RWQCB's refusal to issue a No Further Action Letter. Upon completion of such additional work, if any, 301 shall request the RWQCB to issue a No Further Action Letter for its benefit at its cost. If, in response, the RWQCB indicates that it will not issue a No Further Action Letter unless 301 implements and maintains institutional controls (including deed restrictions) and/or engineering controls, the Parties will be so informed and have the right to approve such institutional controls (including deed restrictions) and/or engineering controls, which approval or disapproval shall not be unreasonably delayed. If the Parties cannot agree as to such institutional controls (including deed restrictions) and/or engineering controls, this dispute shall be submitted to arbitration, in accordance with this Agreement (and the Arbitrator shall have a technical

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advisor approved by the Parties). If a decision is made by the Parties or by the
Arbitrator to implement institutional controls (including deed restrictions) and/or engineering controls, 301: (i) shall implement and maintain such institutional controls (including deed restrictions) and/or engineering controls as are agreed to by the Parties or determined by the Arbitrator, and (ii) shall record against the Property a permanent deed restriction for the benefit of the
Parties: (x) against the use or development of the Property for Unrestricted Uses, excluding hospitals, skilled nursing facilities, medical facilities, motels, and hotels, and/or (y) against the use or development of the Property for any other uses as established by the RWQCB. If a decision is made by the Parties or by the Arbitrator to implement additional environmental response actions at the Property, 301 shall undertake such additional environmental response actions at the Property and request a No Further Action Letter from the RWQCB upon completion of such additional environmental response actions. If the RWQCB indicates that it will not issue a No Further Action Letter unless 301 implements and maintains institutional controls (including deed restrictions) and/or engineering controls at the Property, then the foregoing provisions of this Section III C(2) shall again apply and shall be complied with by 301.

      D. Closure of CPI Facility. Monitor CPI's efforts in obtaining regulatory closure of CPI's facility, including without limitation any regulated waste management units currently on the Property, as required by the Purchase Agreement or this Agreement and perform (and cause its RAP contractor and/or its demolition contractor to perform) the closure responsibilities allocated to 301, as set forth in Appendix III D.

      E. CPI's Evacuation from the Property. Monitor CPI's evacuation from the Property, as required by the Purchase Agreement or this Agreement.

      F. Demolition Contractor. Select, hire and pay Pacific States Environmental Contractors, Inc. (or other qualified contractor(s) and consultant(s) reasonably acceptable to the Parties and approved by AIG) as the abatement, demolition and removal contractor(s) and consultant(s) and cause the abatement, demolition and removal of existing improvements on the Property, including without limitation abatement of asbestos-containing building materials and lead paint, in accordance with all applicable federal, California and local laws and requirements, pursuant to a written contract, a copy of which shall be submitted to the Parties prior to execution for an opportunity to comment. The abatement, demolition and removal also shall include equipment which CPI is permitted to leave on the Property as listed in Appendix V D attached hereto.

      G. RAP Contractor. Select, hire and pay Northgate Environmental Management, Inc. (or, at 301's option, other qualified contractor and/or consultant reasonably acceptable to the Parties and approved by AIG) as the environmental contractor and/or consultant, and cause the remediation of the Property to be performed in accordance with the finally approved RAP (including without limitation all environmental response actions required by the finally approved RAP) and in accordance with all applicable federal, California and local laws and requirements, pursuant to a written contract, a copy of which shall be submitted to the Parties prior to execution for an opportunity to comment.

      H. Other Professionals. Select, hire and pay other professionals reasonably acceptable to the Parties as necessary to meet its obligations under this Agreement pursuant to a written contract, a copy of which shall be submitted to the Parties prior to execution for an opportunity to comment, with the exception of written contracts for legal services, which contract need not be provided to the Parties. If 301 selects a professional and submits such proposed hiring and contract to the Parties as provided herein, each Party shall have five (5) business days to reasonably disapprove such selection and/or provide comments on the contract. If no disapproval or comments are given by a Party within such time period, such Party shall be deemed to have accepted such professional.

      I. General Performance Requirements. Cause its agents and contractors to complete all work in a professional and good and workmanlike manner and to comply with all applicable federal, California and local laws and requirements in connection with its performance of its obligations and rights pursuant to this Agreement.

      J. Performance of Demolition and Remediation. Except as otherwise expressly provided in this Agreement, cause and pay all costs for the remediation of the Property (including all necessary environmental response actions) and the abatement, demolition and removal of improvements, including without limitation, costs of preparing and obtaining government approvals of and in accordance with the finally approved RAP and subject to such modifications as may from time to time be required by such agencies; costs of performing work required under the finally approved RAP; costs of performing the closure responsibilities allocated to 301 as set forth in Appendix III D; assume ownership of and responsibility for monitoring wells that the RWQCB does not approve for closure pursuant to Section VI B; costs of design, construction, or installation of any facilities (including any monitoring wells) required under the finally approved RAP; and prepayments or deposits required to order materials.

      K. Costs of Enforcement of Insurance Policy. Pay all costs reasonably incurred in connection with enforcing the Insurance Policy (on behalf of any Party), including legal costs, and deductibles payable under the Insurance Policy, other than deductibles to the extent attributable to (i) existence off or migration from the Property, of Hazardous Materials from the Property which existence or migration occurs before the transfer of the Property to 301 or (ii) migration after transfer of the Property to 301 of Hazardous Materials which were on the Property prior to the transfer of the Property to 301 and (1) which migration was not caused by 301 or its agents or (2) which Hazardous Materials were known to (or should have been known, using reasonably applicable professional practices at the time in the San Francisco Bay Area) and the offsite migration of which could not have reasonably been prevented, by use of customary professional standards, by 301 or its agents.

      L. Loan from PAMF. Accept a loan from PAMF or PAMF's affiliate on terms, in an amount of money, for a term and under other conditions consistent with this Agreement, sufficient to purchase the Property (including without limitation all deposits) pursuant to the Purchase Agreement; to purchase the Insurance Policy; to perform or cause to be performed the Purchase Agreement; to enforce the Insurance Policy; to perform the RAP and the abatement, demolition and removal of improvements at the Property and all of 301's other obligations under this Agreement; and to pay all of 301's costs of owning and operating the Property and 301's organizational and operating costs.

      M. Monitoring by the Parties. Following its acquisition of the Property and continuing until sale or conveyance of the Property to PAMF, an affiliate of 301 or PAMF, or another party pursuant to this Agreement, provide cooperation and reasonable access to PAMF, CPI and Varian and their agents and contractors to inspect and monitor the demolition work, the RAP work, 301's performance of its closure responsibilities as set forth in Appendix III D and 301's compliance with this Agreement.

      N. Groundwater. Not extract or use in any way the groundwater at the Property at any time, except as required by any governmental authority, as allowed by the applicable governmental authority if required for sampling or dewatering during construction of improvements on the Property, or as allowed by CPI and Varian. After 301 acquires the Property, 301 shall be deemed the generator of and will arrange for disposal of all Hazardous Materials on the Property (other than as expressly required of CPI pursuant to Section V E) and will list itself as the generator of waste on both the hazardous waste manifest and any waste profile for use by any transporter and the disposal facility.

      O. No Transfer, Development or Use until Completion of RAP. Not convey (including without limitation any lease), develop or use the Property until (i) the remediation of the Property is complete in accordance with the finally approved RAP (for purposes of this Agreement, "finally approved RAP" shall mean the RAP as approved by all Parties and by the RWQCB immediately prior to commencement of remediation as meeting the then-applicable cleanup standards for Unrestricted Uses) and all necessary environmental response actions have been completed in compliance with the requirements of Sections III G and J and (ii) the No Further Action Letter is obtained from the RWQCB with a copy provided to the Parties. In the event the No Further Action Letter cannot be obtained without institutional controls (including deed restrictions) and/or engineering controls, the provisions of Section III C(2) shall apply and be fully performed before 301 will convey, develop or use the Property.

      P. 30 Year Development Restriction. Not develop, use or permit the use of the Property for Unrestricted Uses, excluding hospitals, skilled nursing facilities, medical facilities, hotels and motels, for a period of thirty (30) years after issuance of the No Further Action Letter.

      Q. Environmental Response Actions. Cause and pay for the performance of all environmental response actions required, now or in the future, by federal, California and/or local agencies and environmental response actions required in connection with any change in use, new development and/or new construction on the Property, including such environmental response actions as are necessary to meet the then applicable standards for Unrestricted Uses.

      R. New Development. Not undertake any new development and/or new construction on the Property until all necessary agency approvals have been obtained.

      S. Transfer of the Property. Following receipt of the No Further Action Letter (including compliance with Section III C(2) if applicable), as a condition to any sale or conveyance of the Property, including without limitation, a ground lease or lease of substantially all of the premises comprising the Property, other than to PAMF,

            (1) obtain for the express benefit of 301, CPI and Varian a signed Acknowledgement from the acquiring party (other than PAMF) in the form of Appendix III S which contains

                  (i)   an "as-is" disclosure;

                  (ii) a restriction on development or use of the Property for Unrestricted Uses, excluding hospitals, skilled nursing facilities, medical facilities, hotels and motels for a period of thirty (30) years after issuance of the No Further Action Letter;

                  (iii) a release of CPI and Varian;

                  (iv) an agreement to perform all required environmental response actions on the Property, including without limitation in connection with any change in use, new development and/or new construction, and to obtain all necessary agency approvals in connection therewith; and

                  (v) an agreement not to extract or use in any way groundwater at the Property at any time, except as (x) required by any governmental authority, or (y) to the extent allowed by the applicable governmental authority if required for sampling or dewatering required for construction of improvements on the Property, or (z) as allowed by 301, CPI and Varian; and an agreement that the owner or lessor of the Property shall be deemed the generator of and will arrange for disposal of all Hazardous Materials on the Property and will list itself as the generator of waste on both the hazardous waste manifest and any waste profile for use by any transporter and the disposal facility.

      and

            (2) (i) take investigative and any necessary environmental response actions required for the Property to meet the then-applicable standards for Unrestricted Uses; or

                  (ii) record against the Property a deed restriction prohibiting the use or development, of the Property for Unrestricted Uses (excluding hospitals, skilled nursing facilities, medical facilities, hotels and motels, for the benefit of the Parties), unless all necessary environmental response actions required to meet the then-applicable standards for Unrestricted Uses are completed.

The restrictions in this Section III S shall not be applicable to any lender that acquires the Property pursuant to a foreclosure (private or judicial) or deed in lieu of foreclosure of a bona fide arms length loan secured by the Property, although the restrictions of this Section III S shall be binding upon any other purchaser or acquiring party, including a party which purchases the property at a foreclosure sale or from the foreclosing lender. Notwithstanding the foregoing, if PAMF acquires the Property pursuant to a foreclosure (private or judicial) or deed in lieu of foreclosure, PAMF shall nonetheless be bound by all of its and 301's obligations under this Agreement, including without limitation the provisions of this Section III S.

      T. Provide Information. Provide to the Parties all correspondence, documents, permits, orders and similar items between 301 or its agents and any governmental agency and/or the insurer under the Insurance Policy that relate to any contamination and any environmental response actions affecting or relating to the Property; make available to the Parties, upon reasonable advance notice, for inspection and copying all of its files and documents relating to its obligations under this Agreement including without limitation files and documents relating to the RAP work, demolition work and the closure work; notify PAMF, CPI and Varian in advance of and permit them to attend any meeting with the RWQCB or any regulatory agency relating to the environmental condition of the Property; and provide a monthly written summary and updated schedule to the Parties of the actions taken or to be taken in pursuit of the completion of the finally approved RAP, the demolition of improvements, the No Further Action Letter and all related obligations under this Agreement.

      U. Payment of Commission on Insurance Policy. Within thirty (30) days after payment of the commission by AIG to Breitstone & Company, 301's insurance broker, pay for or cause Breitstone & Company to pay The Spofford Group, Varian's insurance broker, $45,000, provided The Spofford Group agrees to refund such amount in the event the Insurance Policy is cancelled by the Parties and the commission paid by AIG to Breitstone & Company is refunded.

      V. Retention of Records. Preserve, retain and maintain, and instruct all of its contractors, subcontractors, agents, and anyone else acting on its behalf to preserve, retain and maintain, all records, correspondence, and other written materials and all electronic files (collectively "RECORDS") generated in the performance of this Agreement until the Property is transferred by 301 to PAMF, an affiliate of PAMF, or any other party in accordance with this Agreement, and, at that time, either: (i) provide notice to each of PAMF, CPI and Varian of its intent to retain such Records, and to make copies for any Party that requests a copy within 30 days of such notice, at the expense of the requesting Party; or
(ii) provide notice to each of PAMF, CPI and Varian of its intent to transfer such Records within 30 days of such notice to PAMF, CPI and Varian, and to provide sufficient (in addition to the original Records) copies to meet any requests for copies made by the requesting Parties. The costs of creating such copies shall be shared by the Parties making such requests. 301 shall not be obligated to transfer Records or copies of Records that are attorney client privileged documents.

      W. Commutation Account. Upon receipt of the No Further Action Letter and commutation of the cost cap coverage under the Insurance Policy, refund to CPI one-third and refund to PAMF two-thirds of any amounts in the Insurance Policy commutation account that have not been expended for the demolition or remediation of the Property and pay no amount of any such refund to 301 or its contractors.

      X. Membership Interests. Provide CPI and Varian with a copy of its Operating Agreement for prior approval (which approval will not be withheld if the Operating Agreement is consistent and conforms with this Agreement) and enter into a Covenant Agreement in the form of Appendix III X-1.

      Y. Existence. Enter into the Covenant Agreement in the form of Appendix III X-1 which provides among other things for 301 to maintain its existence in good standing, as a single asset, special purpose entity until the earliest to occur of (1) the date on which PAMF (or its affiliate) becomes liable for the performance of 301's obligations pursuant to Section VII D or

(2) the transfer of the Property to another party, other than PAMF, in accordance with this Agreement, including without limitation full compliance with Sections III C(2) and III S.

      The provisions of this Section III are expressly for the benefit of CPI, Varian and PAMF and each of them shall be entitled to enforce the foregoing obligations of 301.

IV.     301 HOLDING'S RESPONSIBILITIES

      301 Holding agrees to enter into a Covenant Agreement, Guaranty Agreement, Pledge Agreement and Intercreditor Agreement in the form of Appendices III X-1, III X-2, III X-3, and X-4 respectively, whereby 301 Holding (x) covenants to maintain the existence of 301 until the earliest to occur of (1) the date on which PAMF (or its affiliate) becomes liable for the performance of 301's obligations pursuant to Section VII D or (2) the transfer of the Property to another party, other than PAMF, in accordance with this Agreement, including without limitation full compliance with Sections III C(2) and III S, (y) guarantees the obligations of 301 hereunder and (z) pledges, as security for those obligations, 100% of the membership interests of 301 to PAMF, Varian and CPI.

The provisions of this Section IV are expressly for the benefit of CPI, Varian and PAMF and each of them shall be entitled to enforce the foregoing obligations of 301 Holding.

V.      CPI'S RESPONSIBILITIES

      CPI agrees to, at its cost:

      A. Purchase Agreement. Enter into the Ninth Amendment to Agreement of Purchase and Sale on terms acceptable to PAMF and CPI and consistent with this Agreement.

      B. Assignment of Purchase Agreement. Approve an assignment of the Purchase Agreement to 301, and provide a release of PAMF from any obligations under the Purchase Agreement (but not from its obligations under this Agreement) to perform the cleanup and bear any liability for matters involving the existing contamination of the Property, as provided in the form of Assignment referenced in Section III A above.

      C. Cease Operations. Cease and decommission its operations at the Property in accordance with all federal, California and local requirements and permits within the time period provided for in the Purchase Agreement (i.e., 24 to 30 months after the date the "Additional Deposit" is made by PAMF pursuant to the Purchase Agreement).

      D. Remove Personal Property. During the time period described in Section V C above, remove all personal property, equipment, furnishings, machinery, raw materials, supplies, products, containers, fixtures, trash, and garbage from the Property, other than those items of equipment which may remain, as identified in Appendix V D which is attached hereto and incorporated herein.

      E. Closure of Facilities. Complete the investigation, cleanup and obtain regulatory closure from all local, California and federal agencies with jurisdiction, of its facility, including without limitation any regulated waste management units currently on the Property, in accordance with Appendix III D.

      F. Access to 301. Provide cooperation and access to 301 to enable 301 to monitor CPI's completion of its obligations described in Sections V C, V D and V E above (including without limitation to allow 301 to take photos, collect samples and otherwise oversee the progress of the decommissioning in compliance with applicable law) and to perform 301's obligations under this Agreement, provided that 301 shall not interfere with CPI's operation of its business, shall provide one business day prior notice of its need for access, and shall comply with all reasonable security requirements of CPI.

      G. Memorandum re Acknowledgement. Record, in connection with the transfer of the Property to 301, a Memorandum in the form of Appendix V G which advises any party acquiring the Property that an Acknowledgment for the benefit of Varian and CPI is required from such party (other than PAMF). The Acknowledgment is described in Section III S and attached as Appendix III S, but will not be recorded with the Memorandum.

      H. Termination of Pre-existing Restrictions. Prior to, conditioned on and effective as of the transfer of the Property to 301, obtain from Varian a waiver or termination of (i) Sections 7.11 and 10.5(d) of the Stock Sale Agreement between Varian Associates, Inc. and CPI dated June 9, 1995, as amended to date ("VARIAN STOCK SALE AGREEMENT") as such sections apply to the Property and (ii) the Site Access Agreement between CPI and Varian Associates, Inc. dated August 11, 1995, as amended to date (the "VARIAN SITE ACCESS AGREEMENT") as it applies to the Property. A copy of the document evidencing such waiver or termination shall be provided to 301 and PAMF.

      I. Intercreditor Agreement. Enter into the Intercreditor Agreement in the form of Appendix III X-4.

      J. New Contamination. Undertake any required environmental response actions for any Hazardous Materials which are introduced by any party other than 301 or PAMF (or the affiliates of either) or any of their agents onto the Property after the Effective Date of this Agreement and before the transfer of the Property to 301, provided that CPI receives actual notice thereof prior to the transfer of the Property to 301 or 301 notifies CPI of any such alleged contamination within five (5) years after transfer of the Property to 301. Any such contamination of which CPI receives actual notice prior to the transfer of the Property to 301 or which is identified prior to the end of the five (5) year period shall be referred to as "NEW CONTAMINATION" for purposes of this Agreement.

The provisions of this Section V are expressly for the benefit of Varian, 301, 301 Holding and PAMF and each of them shall be entitled to enforce the foregoing obligations of CPI.

VI.     VARIAN'S RESPONSIBILITIES

      Varian agrees to, at its cost:

      A. Termination of Pre-existing Restrictions. Prior to, conditioned on and effective as of the transfer of the Property to 301, waive or terminate (i) Sections 7.11 and 10.5(d) of the

Varian Stock Sale Agreement as such sections apply to the Property and (ii) the Varian Site Access Agreement as it applies to the Property. A copy of the document evidencing such termination shall be provided to 301 and PAMF.

      B. Closure of Monitoring Wells. Prior to the transfer of the Property to 301, close all monitoring wells located on the Property as are approved for closure by the RWQCB, and Varian shall have no obligation, liability, or responsibility to replace or install any monitoring wells or to close or maintain any monitoring wells that the RWQCB does not approve for closure, and the ownership of and responsibility for such wells shall be assumed by 301 in accordance with Section III J.

      C. Intercreditor Agreement. Enter into the Intercreditor Agreement in the form of Appendix III X-4.

The provisions of this Section VI are expressly for the benefit of CPI, 301, 301 Holding and PAMF and each of them shall be entitled to enforce the foregoing obligations of Varian.

VII.    PAMF'S RESPONSIBILITIES

      PAMF agrees to, at its cost:

      A. Purchase Agreement. Enter into the Ninth Amendment to Agreement of Purchase and Sale on terms acceptable to PAMF and CPI and consistent with this Agreement.

      B. Assignment of Purchase Agreement. Assign the Purchase Agreement to 301, pursuant to the form of Assignment referenced in Section III A; provided, however, if PAMF does not so assign the Purchase Agreement, PAMF shall be deemed to have assumed all of 301's obligations under this Agreement.

      C. Loan to 301. For the benefit of all Parties, loan or cause an affiliate to loan to 301 funds sufficient for 301 to purchase the Property (including without limitation all deposits) pursuant to the Purchase Agreement; to purchase the Insurance Policy; to perform or cause to be performed the Purchase Agreement and the Insurance Policy; to perform the RAP and the abatement, demolition and removal of improvements at the Property and all of 301's other obligations under this Agreement; and to pay all of 301's costs of owning and operating the Property and 301's organizational and operating costs. A copy of the loan documents shall be provided to CPI and Varian.

      D. Acquisition of the Property. Upon its or its affiliate's acquisition, lease or commencement of use of the Property, PAMF shall assume or cause such affiliate to assume the obligations of 301 pursuant to the following subsections of Section III: B, K, N, O, P, Q, R, S, T, V, and W. It is anticipated that PAMF or an affiliate will acquire the Property from 301 after the issuance of the No Further Action letter by the RWQCB pursuant to the terms of a separate contract between 301 and PAMF consistent with this Agreement, including without limitation containing the obligations to be imposed hereunder on any subsequent acquiring party, a copy of which contract shall be provided to all Parties. Notwithstanding anything herein, if a party (including PAMF) other than 301 acquires the Property prior to the issuance of the No Further Action Letter (including compliance with Section III C(2), if applicable), whether such acquisition is voluntary or involuntary, and including without limitation any change of 301's status to a debtor in a bankruptcy proceeding, PAMF shall be bound by all of its and 301's obligations under this Agreement, including without limitation all the provisions of Section III. In that regard, PAMF waives (i) any right to require that any Party proceed first against 301 or any other person, proceed against or exhaust any security, or pursue any remedy in such Party's power; (ii) any defense arising by reason of any disability or defense of 301 or from any cause other than the full performance of such obligations; (iii) any defense arising out of an election of remedies by any Party; and (iv) all rights and benefits accorded a surety under applicable law. In the event PAMF acquires the Property from CPI, all references herein to the transfer of the Property to 301 shall be deemed to mean the transfer of the Property to PAMF.

      E. Development Proposals. Provide to CPI and Varian copies of all submissions to the City of San Carlos and related agencies regarding the proposed development of the Property.

      F. Intercreditor Agreement. Enter into the Intercreditor Agreement in the form of Appendix III X-4.

The provisions of this Section VII are expressly for the benefit of CPI, Varian, 301 Holding and 301 and each of them shall be entitled to enforce the foregoing obligations of PAMF.

VIII.   RELATIONSHIP OF THE PARTIES

      A. No Agency. No Party shall act as agent for, or partner of, another, nor be authorized to incur any liability or to represent or make commitments on behalf of the other (except as provided herein), and the employee and/or representative of one shall not be deemed the employee or representative of any other. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the Parties shall be limited to those expressly set forth herein. Nothing in this Agreement shall be construed to give any Party the right to manage the day-to-day activities or control another Party's business. No Party shall have any liability or obligation to another except as expressly provided herein or in any other agreement signed by the Party to be bound.

      B. Limited Contact with RWQCB. To facilitate 301's ability to perform its obligations hereunder, PAMF, CPI and Varian agree that they will not, individually or in concert, contact or attempt to influence the actions of the RWQCB or any other relevant regulatory agency with regard to 301's obligations hereunder with respect to the Property without the express advance written approval of 301. Notwithstanding the foregoing, without any liability under the preceding sentence any Party may contact the RWQCB or any relevant regulatory agency if reasonably necessary to cause or ensure that the provisions of this Agreement and the finally approved RAP are fully complied with, but only if, (i) such Party has given prior written notice to 301 and PAMF of the alleged failure of 301 to comply with this Agreement, (ii) 301 does not promptly commence the cure of such failure and diligently prosecute it to completion, (iii) in the case of such failure to cure, all Parties shall attend a meeting (which attendance may be by their representatives and/or contractors) within ten (10) days of notice thereof by such Party, at which meeting PAMF, CPI and Varian agree that 301 has failed to comply with this Agreement, and (iv) 301 nonetheless does not immediately commence the cure of such failure and diligently prosecute it to completion. CPI's actions pursuant to Section V E, Appendix III D and Section V J and Varian's actions pursuant to Section VI B shall not be deemed breaches of this provision.

      C. No Transfer of Rights Under Varian Agreements. PAMF, 301 and 301 Holding each represents and warrants to Varian that, except as provided herein, neither CPI nor any other person has ever, by operation of law or otherwise, transferred or purported to transfer to it, or conveyed or purported to convey to it, any right or interest in or to, any of CPI's or any other person's rights under any of the Varian Stock Sale Agreement and Varian Site Access Agreement and two Special Release and Settlement Agreements dated September 30, 1996 and August 16, 2000 as applicable to the Property. PAMF, 301 and 301 Holding each covenants with Varian that, except as provided herein, it will never accept any such transfer, purported transfer, conveyance or purported conveyance.

IX.     NON-DISCLOSURE/NEWS RELEASE

      A. Information. Each Party will use commercially reasonable efforts to avoid disclosure of all confidential information ("INFORMATION") disclosed by another Party in connection with this Agreement, except for disclosure to the receiving Party's directors, employees, agents, attorneys, insurers, lenders and any contractors directly involved with the receiving Party's use of such Information and as otherwise required, or reasonably deemed advisable, under applicable law or regulation or as may be required to enforce this Agreement or carry out the terms of this Agreement. Such Information shall be used only in connection with or for the purposes contemplated by this Agreement. Notwithstanding the foregoing, if Information is released into the public domain the Parties shall no longer be obligated to maintain the confidentiality of such Information.

      B. Terms of Agreement. The terms and form of this Agreement are CONFIDENTIAL. Except as may otherwise be required, including, without limitation required to enforce this Agreement or to carry out its terms or reasonably deemed advisable, under applicable law or regulation, no Party shall, without the prior written consent of the other Parties, disclose the specific terms and conditions of this Agreement, except to its directors, employees, agents, attorneys, insurers, and lenders. Notwithstanding the foregoing, if this Agreement or its terms is released into the public domain the Parties shall no longer be obligated to maintain the confidentiality of such Information.

      C. Disclosure. Notwithstanding Sections IX A and B, Varian and CPI may (i) inform any party seeking any environmental response action or asserting any claim regarding the subject matter of this Agreement, of the existence of this Agreement and the Party responsible for such environmental response action or claim and (ii) contact any oversight regulatory agency (a) if 301 (or any successor or assign) is not performing its obligations in this Agreement or is failing to implement the finally approved RAP, as modified or amended, if such failure of performance is not corrected immediately following notice to such non-performing Party or (b) if Varian or CPI is required to perform any environmental response action.

      D. News Release. The Parties agree that they will not issue any news release regarding the subject matter of this Agreement without the express prior written consent of the other Parties.

X.      TIME

      Time is of the essence in the performance of the Parties' respective obligations under this Agreement.

XI.     INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE

      The Parties agree that money damages alone may be an inadequate remedy for a breach or threatened breach of this Agreement and that such breach may cause irreparable injury. Accordingly, the Parties agree that in addition to the remedies otherwise available, each Party will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach or threatened breach.

XII.    FURTHER ACTIONS

      All Parties agree to execute, acknowledge and deliver such further instruments and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

XIII.   ASSIGNMENT

      No Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, other than, with prior notice to the other Parties, to an entity which succeeds to the Property, or which acquires more than 50% of the business and assets of a Party. Any assignment shall not relieve the assignor Party of its obligations under this Agreement. Notwithstanding the foregoing, PAMF may succeed to the rights of 301 hereunder provided that PAMF assumes the obligations of 301 hereunder, whereupon 301 shall be released from its obligations to be performed from and after the date of such assumption by PAMF. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.

XIV.    MUTUAL REPRESENTATIONS & WARRANTIES

      Each Party represents and warrants to the others that:

      A. Solvency. It is solvent, duly organized and validly existing in the state of organization indicated in this Agreement and is or will become duly qualified and in good standing under the laws of all states in which it is required to be qualified in order to conduct the business covered by this Agreement.

      B. Authority. It has full corporate power and authority to enter into this Agreement and to do all things necessary for the performance of the contract contemplated herein.

      C. No Conflict. This Agreement does not, and will not conflict with any other right or obligation provided under any other agreement or obligation that it has with or to any third Party.

      D. No Migration. Other than any off-site contamination that may be associated with the incidents described in Appendix XIV attached hereto, it is not aware of existence off of the Property of any Hazardous Materials that migrated from the Property. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean: (i) any substance which is listed, regulated or defined as a hazardous substance, extremely hazardous substance, hazardous material, toxic substances, hazardous waste, hazardous chemical, carcinogen, mutagen, reproductive toxicant, explosive substance, corrosive substance, flammable or ignitable substance, or pollutant or contaminant or words of similar import under any Environmental Laws; (ii) radioactive substances; (iii) asbestos; (iv) radon gas; (v) polychlorinated biphenyls (PCBs); (vi) petroleum (including crude oil and any fractions thereof) and petroleum products, and any additives thereto (including without limitation MTBE); (vii) natural or synthetic gas or any mixture thereof; (viii) medical or infectious waste; (ix) lead-based paint; and
(x) urea foam insulation. "ENVIRONMENTAL LAWS" shall mean: all laws, regulations, ordinances, codes, policies, governmental orders and consent decrees, and any judicial and administrative determinations thereof, of governmental authorities in effect as of the date 301 acquires the Property and as may be amended, supplemented or revised in the future relating to pollution or protection of the environment, natural resources and public (including employee) health and safety, emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, chemicals or other deleterious materials into the environment (including ambient air, surface water, groundwater or land), or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, wastes, chemicals or other deleterious materials or Hazardous Materials. The Parties shall, upon request give this representation in writing immediately prior to the transfer of the Property to 301; or if this representation is no longer accurate, such Party shall specify the then current information known to such Party regarding the information contained in this representation.

      E. Insurance Policy Application. It has provided an exact copy of its Insurance Policy Application to the other Parties.

      F. No Reliance. It is not relying on any representation, action, or omission by any Party, except as expressly set forth in this Agreement or any other agreement to which such Party and the relying Party are signatories.

XV.     RELEASES

      The following releases shall be effective upon the transfer of the Property to 301 pursuant to the Purchase Agreement and shall not be deemed to include a release of any Party's obligations under this Agreement.

      A. By 301 and PAMF. 301, 301 Holding and PAMF hereby release CPI and Varian and their respective successors and assigns and all of their parents, subsidiaries, affiliates, members, directors, officers, employees, shareholders, representatives and agents from any and all claims of any kind, known or unknown, including without limitation for death, bodily injury, property damage, cleanup costs, and business interruption arising out of: (i) Hazardous Materials located on or beneath the Property on or after the transfer of the Property to 301; (ii) any abatement, demolition or removal of improvements at the Property performed after transfer of the Property to 301;
(iii) Hazardous Materials migrating from the Property (1)which Hazardous Materials were first introduced on the Property on or after the transfer of the Property to 301 or (2) which migration was caused by 301 or PAMF (or any affiliate of either) or any of their agents or (3) such Hazardous Materials were known to such party (or should have been known to such party using reasonably applicable professional practices at the time in the San Francisco Bay Area) and such migration could reasonably have been prevented by such party applying customary professional standards; and/or (iv) alleged exposure to, or damages (including personal injury, death and property damage) arising from, Hazardous Materials located on or beneath the Property if such alleged exposure occurred, or such alleged damage was suffered on or after the transfer of the Property to 301; provided however, that the foregoing release does not apply to claims (a) arising out of or relating to claims by third parties relating to Hazardous Materials, if any, which migrated off of the Property prior to the transfer of the Property to 301; or (b) arising out of or relating to claims by third parties relating to the migration from the Property of any Hazardous Materials in soil or groundwater which existed on the Property when the Property was transferred to 301, unless (x) such migration was caused by 301 or any successor owner or user of the Property, or any of their agents or (y) the Hazardous Materials were known to such party (or should have been known to such party using reasonably applicable professional practices at the time in the San Francisco Bay Area) and such migration could reasonably have been prevented by such party applying customary professional standards or (c) as to CPI only, arising out of New Contamination.

      B. By CPI and Varian. CPI and Varian hereby release 301, 301 Holding and PAMF and their respective members, employees, contractors, representatives, successors and assigns and their respective parents, subsidiaries, members, directors, officers, employees, shareholders, representatives and agents, from any and all claims, known or unknown, including without limitation claims for death, bodily injury, property damage, cleanup costs and business interruption, arising from: (i) claims by employees or contractors of Varian or CPI or others, of alleged exposure to or damages (including personal injury, death and property damage) on account of, Hazardous Materials if such alleged exposure occurred, or such alleged damage was suffered, prior to the transfer of the Property to 301,
(ii) Hazardous Materials from the Property which existed off of the Property or migrated off of the Property prior to transfer of the Property to 301, (iii) Hazardous Materials which existed on the Property at the time of transfer of the Property to 301 and migrated off the Property after the transfer of the Property to 301 other than (1) from such migration which was caused by 301 or PAMF (or an affiliate of either) or any of their agents or (2) Hazardous Materials which were known to such party (or should have been known to such party using reasonably applicable professional practices at the time in the San Francisco Bay Area) and such migration could reasonably have been prevented by such party applying customary professional standards; and/or (iv) as to CPI only, Hazardous Materials which were first introduced on the Property after the Effective Date of this Agreement and prior to the transfer of the Property to 301; provided however, the foregoing release does not apply to any claim arising out of any action or omission by PAMF, 301 or their agents which is a breach of the covenants set forth in Section 4.01.A(3) of the Purchase Agreement.

      C. By PAMF, Varian and CPI. PAMF, Varian and CPI hereby release 301 and 301 Holding and their respective members, employees, contractors, representatives, successors and assigns and their respective parents, subsidiaries, members, directors, officers, employees, shareholders, representatives and agents, from any and all claims, known or unknown, including without limitation claims for death, bodily injury, property damage, cleanup costs and business interruption, arising out of the failure of the RWQCB to approve or grant the RAP, PPA or No Further Action Letter as desired by the Parties or AIG's action or inaction, provided that 301 has exercised its commercially reasonable best efforts to obtain such results as set forth in , and has otherwise complied with its obligations under, this Agreement.

      D. Waiver of Section 1542. Each Party acknowledges that it has read and is familiar with the provisions of California Civil Code Section 1542, which provides:

      "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Party hereby WAIVES the benefit of the provisions of Section 1542, and of any statute, principle of common law or case law which would limit the scope of the releases and waivers contained in this Section XV.

      E. Limitation of Releases. Nothing herein shall be deemed to be a release by any Party of any other Party of any claim for a breach of this Agreement, fraud or intentional misrepresentation.

XVI.    GOVERNING LAW

      This Agreement will be interpreted and the rights of the Parties construed in accordance with California law, and any litigation concerning this Agreement shall be limited and confined exclusively to the appropriate State or Federal court located within California.

XVII.   ARBITRATION

      A. Dispute. Any dispute, controversy or claim arising out of or relating to this Agreement, including any dispute relating to interpretation of or performance under this Agreement ("DISPUTE"), shall be resolved in the manner set forth in this Section XVII, which shall be in lieu of litigation in any court (except as provided in Section XVII C regarding provisional remedies), and the Parties specifically waive any right to a jury trial of any dispute between them.

      B. Notice and Offer. A Party contending that there is a Dispute shall notify in writing the other Party or Parties who are directly involved explaining the nature of the Dispute ("DISPUTE NOTICE"). The affected Parties will attempt in good faith to resolve the Dispute promptly (but no later than 30 days after receipt of the notice of such Dispute) by negotiations between senior representatives of the Parties who have authority to settle the Dispute (each, a "REPRESENTATIVE"). Prior to expiration of the 30-day negotiation period, the Party who has first notified the other Party(ies) of the Dispute shall submit a written offer to settle the Dispute.

      C. Provisional Relief. At any time after expiration of the 30-day negotiation period and prior to selection of the Arbitrator, a Party requiring provisional relief to maintain the status quo, may seek provisional relief in court. The granting of such provisional relief shall not constitute a waiver of the parties' obligations to resolve the Dispute by arbitration as described in
Section XVII D and the Arbitrator shall not be deemed deprived of jurisdiction to award or modify any provisional relief. Once the Arbitrator has been selected, the Arbitrator shall promptly determine if any existing provisional relief should remain in effect and may continue, terminate or modify such provisional relief.

      D. Proceeding. In the event the Representatives have not resolved the Dispute within the 30-day negotiation period, the Dispute shall be resolved by binding arbitration before the arbitrator (the "ARBITRATOR") identified below, in accordance with the following provisions:

            1. The Parties stipulate and agree that any and all necessary parties may be joined in the arbitration, but the Parties agree to proceed with arbitration of all Disputes between themselves even if other parties refuse to participate. The Parties specifically waive any objection to arbitration based on the failure or refusal of any other party to be joined.

            2. Within 60 days after the expiration of the 30-day negotiation period, the arbitration shall be initiated by written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail sent by one Party to the other Party or Parties. If an Arbitration Notice is not given within the 60-day period, then the right to make a claim based on the Dispute described in the Dispute Notice shall be forever waived. The Arbitration Notice shall include a plain statement of the Dispute and the relief requested and shall select to be governed by either AAA (as described below) or JAMS (as described below). Within 30 days of receipt of the Arbitration Notice, each responding Party or Parties shall provide its own plain statement of the Dispute and the bases of any defenses it intends to assert in response to the demand. The Parties shall equally share the Arbitrator's fee, as fixed and required by the Arbitrator in order to initiate the arbitration, although the Parties shall ultimately bear responsibility for such fee as determined by the Arbitrator.

            3. The Parties shall attempt to agree on a retired judge to be the Arbitrator. If they are unable to agree, the Parties shall simultaneously exchange the names of three available retired judges and a judge appearing on both lists shall be selected. If there is no common available Arbitrator and the Parties still cannot agree on an Arbitrator, the Parties shall submit further lists until one is selected. If the Parties have not selected the Arbitrator within 15 days following the responding Party's statement of its position, the arbitrator shall be selected in accordance with the applicable rules of arbitration (AAA or JAMS, as the case may be). The Arbitrator so selected shall be notified immediately and a date for the arbitration shall be set within nine months after selection of the Arbitrator. The Dispute shall be resolved by binding arbitration under the American Arbitration Association's ("AAA") Commercial Arbitration Rules or the arbitration rules of JAMS (whichever is elected by the party giving the Arbitration Notice) then in effect, as supplemented by this Section XVII. To the extent this Section XVII is inconsistent with the applicable arbitration rules, the provisions of this
Section XVII shall control.

            4. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters and arrange for the exchange of information.

            5. Prior to the arbitration, the Parties shall be allowed the following limited discovery: each Party shall be entitled to receive relevant non-attorney-client privileged documents and to take up to three fact and/or expert witness depositions in the discretion of the Arbitrator. Any further discovery shall only be allowed by order of the Arbitrator upon a showing that it is critical to the presentation of a Party's claims or defenses. All discovery shall be completed 30 days prior to the arbitration.

            6. The arbitration shall be completed in no more than ten full consecutive days, if possible. The following is the timetable preferred by the parties and which the parties agree cannot be varied except by the Arbitrator upon a showing that it is critical to the presentation of a Party's claims or defenses. Each Party shall have two days to present its position using documentary and testimonial evidence. The Party giving the Arbitration Notice shall present its case first. One day shall be reserved for argument or the taking of such further evidence as the Arbitrator may require.

            7. The Arbitrator shall have the power to grant all legal and equitable remedies, including, but not limited to, injunction, specific performance, reformation, cancellation, accounting and compensatory damages, except only that lost profits, consequential damages and punitive damages shall not be awarded. The Arbitrator shall issue a binding decision within 30 days of the conclusion of the arbitration. The Arbitrator's interpretations of California law or applicable federal law shall form the basis of the decision. The Arbitrator's decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Section XVII.

            8. The Arbitrator shall award reasonable attorneys' fees and costs, including the Arbitrator's fees and expert fees, to the "PREVAILING PARTY". For purposes of this section, the "Prevailing Party" shall be the Party or Parties which is or are determined by the Arbitrator to be the prevailing Party or Parties, provided that a Party may not be the Prevailing Party if the net recovery by such Party is equal to or less than the written offer from the opposing party made after the negotiations described in Section XVII B, as determined by the Arbitrator. The Arbitrator shall have exclusive and binding authority to determine entitlement to attorneys' fees and costs, including Arbitrator's and experts' fees, under this section.

            9. The arbitration shall be conducted in Santa Clara County, California. Any party may be represented by counsel or other authorized representative.

            10. The Arbitrator shall be a retired judge of the Federal District Court or Court of Appeal or the Superior Court, Appellate Court or Supreme Court of the State of California.

      "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. YOU ACKNOWLEDGE THAT YOU HAVE REVIEWED THE "ARBITRATION OF DISPUTES" PROVISION WITH COUNSEL OR HAVE HAD AN OPPORTUNITY TO REVIEW IT WITH COUNSEL AND HAVE CHOSEN NOT TO DO SO.

      "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

----------------         --------------     -------------       --------------
301 Holding Initials     301 Initials       CPI Initials        Varian Initials


----------------
PAMF Initials

XVIII.  FORCE MAJEURE

      Force Majeure shall mean an act of nature, flood, fire, earthquake, strike, lockout, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative thereof, or the inability (other than due to lack of financial resources) to procure or use materials, labor, equipment, transportation or energy sufficient to execute the services, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party (other than due to lack of financial resources), which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party effected by Force Majeure shall give notice to the other Party(ies) promptly in writing and whereupon the affected Party shall be entitled to extend the time to perform those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected Party shall use its commercially reasonably efforts to avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed. Nothing herein shall relieve any Party of its obligation of performance.

XIX.    TERMINATION

      If within 120 days of the Effective Date of this Agreement the RWQCB does not approve the RAP pursuant to Section III C(1)above, any Party may terminate this Agreement. In the event of such termination, each Party shall thereafter cease to have any obligation hereunder (other than for its own breach thereof and other than Section VIII A and the Insurance Policy which will continue in effect following any termination of this Agreement). Nothing herein shall be deemed to release PAMF or 301 from its obligations under the Purchase Agreement (other than pursuant to the release described in Section V B above). Other than as provided in this Section XIX, this Agreement may not be terminated.

XX.     NOTICES

      Any notice, request, delivery, approval, consent, or report required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered in person, transmitted by commercial overnight courier, or transmitted by telecopy to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given notice to the other Party.

      301:                301 Industrial LLC
                          3629 Grand Avenue
                          Oakland, California 94610
                          Attn.: Manager
                          Facsimile: 510-839-0688
                          Telephone: 510-839-0415

      301 Holding:        301 Holding LLC
                          3629 Grand Avenue
                          Oakland, California 94610
                          Attn.: Manager
                          Facsimile: 510-839-0688
                          Telephone: 510-839-0415

      CPI:                Communications & Power Industries, Inc.
                          811 Hansen Way
                          Palo Alto, California 94303
                          Attn.: Chief Financial Officer
                          Facsimile: 650-846-3276
                          Telephone: 650-846-2801

      Varian:             Varian Medical Systems, Inc.
                          3100 Hansen Way
                          Palo Alto, California 94304
                          Attn.: Legal Department
                          Facsimile: 650-424-5998
                          Telephone: 650-493-4000

      And                 Varian Medical Systems, Inc.
                          3100 Hansen Way
                          Palo Alto, California 94304
                          Attn.: Environmental, Health & Safety Department
                          Facsimile: 650-842-5199
                          Telephone: 650-424-6060

      PAMF:               Palo Alto Medical Foundation
                          795 El Camino Road
                          Palo Alto, California 94301
                          Attn.: President
                          Facsimile: 650-853-6050
                          Telephone: 650-321-4121

All notices to be given by any Party under this Agreement shall be effective as of the business date received, using the methods described above, by the noticed Party at the above address.

XXI.    WAIVER

      The waiver by any Party of a breach or default under any provision of this Agreement by another Party shall not be construed as a waiver of any succeeding breach or default under the same or any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have under this Agreement operate as a waiver of any right, power or privilege by such Party.

XXII.   SEVERABILITY

      In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or any of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible to approximate the intent of the Parties and, if such provision or provisions can not be validly reformed, such provision or provisions shall be divisible and deleted in such jurisdiction; otherwise, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

XXIII.  BENEFIT OF COUNSEL/ INTERPRETATION

      The Parties each declare that they have had the benefit of advice and counsel from separate and independent attorneys at law with respect to all matters contemplated herein. This Agreement shall not be construed against the drafting Party, rather this Agreement shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the Parties' intent herewith. Similarly, the presence or absence of language in prior drafts of this document shall not be used to interpret any provision hereof.

XXIV.   HEADINGS

      Section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the Parties. The use of the term "herein" or a term of similar import in any provision shall not refer exclusively to such provision or section, but rather to the entire Agreement.

XXV.    VARIAN STOCK SALE AGREEMENT/VARIAN SITE ACCESS AGREEMENT

      Nothing in this Agreement shall be deemed to modify any of the rights of CPI or Varian, as between those two Parties, pursuant to the Varian Stock Sale Agreement or the Varian Site Access Agreement.

XXVI.   ENTIRE AGREEMENT

      This Agreement, and all Appendices which are hereby incorporated in this Agreement, constitutes the entire understanding and agreement of the Parties and except as provided above in Section XXV and for other agreements which are described herein and intended to survive this Agreement, this Agreement cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, relating to the subject matter of this Agreement, which are not expressed herein or in an agreement or written instrument which is referenced herein or referenced in any instrument referenced herein. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of the Party to be bound.

XXVII.  COUNTERPARTS; FACSIMILE SIGNATURES

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute a single document. Signatures and initials transmitted by facsimile shall be binding; provided however, that any Party transmitting its signature or initials by facsimile shall promptly send an original signature to the other Parties in accordance with Section XX.

XXVIII. NO OBLIGATIONS TO THIRD PARTIES

      Except as otherwise expressly provided in this Agreement, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, or obligate any of the Parties hereto, to any person or entity other than the Parties hereto.

                         (Signatures on following page.)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

                              301 INDUSTRIAL LLC,
                              a California limited liability company


                              By:_______________________________________________
                              Print Name:_______________________________________
                              Title:____________________________________________
                              Date:_____________________________________________

                              301 HOLDING LLC,
                              a California limited liability company


                              By:_______________________________________________
                              Print Name:_______________________________________
                              Title:____________________________________________
                              Date:_____________________________________________

                              COMMUNICATIONS & POWER INDUSTRIES, INC.,
                             a Delaware corporation


                              By:_______________________________________________
                              Print Name:_______________________________________
                              Title:____________________________________________
                              Date:_____________________________________________

                              VARIAN MEDICAL SYSTEMS, INC.
                             a Delaware corporation


                              By:_______________________________________________
                              Print Name:_______________________________________
                              Title:____________________________________________
                              Date:_____________________________________________

                              PALO ALTO MEDICAL FOUNDATION,
                              a California non-profit public benefit
                              corporation


                              By:_______________________________________________
                              Print Name:_______________________________________
                              Title:____________________________________________
                              Date:_____________________________________________

                                   APPENDICES


Appendix I A - Legal Description of the Property

Appendix I B - Insurance Policy and AIG Support Letter

Appendix III A - Form of Assignment of Purchase Agreement

Appendix III C-1 - Remedial Action Plan

Appendix III C-2 - Form of Prospective Purchaser Agreement

Appendix III D - Closure Responsibilities of CPI and 301

Appendix III S - Acknowledgment of Acquiring Party

Appendix III X-1 - Form of Covenant Agreement

Appendix III X-2 - Form of Guaranty Agreement

Appendix III X-3 - Form of Pledge Agreement

Appendix III X-4 - Form of Intercreditor Agreement

Appendix V D - Personal Property to Remain

Appendix V G - Form of Memorandum

Appendix XIV - List of Incidents

                                DEFINED TERMS


                                                                     Section


301................................................................Paragraph 1

301 Holding........................................................Paragraph 1

AAA...................................................................XVII.D.3

Agreement..........................................................Paragraph 1

AIG........................................................................I.B

Arbitration Notice....................................................XVII.D.2

Arbitrator..............................................................XVII.D

CPI................................................................Paragraph 1

Dispute.................................................................XVII.A

Dispute Notice..........................................................XVII.B

Effective Date............................................................II.A

Environmental Laws.......................................................XIV.D

finally approved PPA...................................................III.C.1

finally approved RAP...................................................III.C.1

Hazardous Materials......................................................XIV.D

Information...............................................................IX.A

Insurance Policy...........................................................I.B

insurer....................................................................I.B

New Contamination..........................................................V.J

No Further Action Letter...............................................III.C.1

PAMF...............................................................Paragraph 1

Parties...........................................................Paragrapah 1

Party..............................................................Paragraph 1

Prevailing Party......................................................XVII.D.8

Property......................................................Paragraph 2, I.A

Purchase Agreement.................................................Paragraph 2

RAP....................................................................III.C.1

Records..................................................................III.V

Representative..........................................................XVII.B

RWQCB..............................................................Paragraph 3

                                DEFINED TERMS


                                                                     Section


Unrestricted Uses......................................................III.C.1

Varian.............................................................Paragraph 1

Varian Site Access Agreement...............................................V.H

Varian Stock Sale Agreement................................................V.H